Confirmation of Consent to Amend and Waive Certain Provisions of the Registration Rights Agreement Between Dutchess Capital Growth Fund, LP and Kronos Advanced Technologies, Inc.

Dutchess Capital Growth Fund, LP (“Dutchess”) and Kronos Advanced Technologies, Inc. (“Kronos”) (the, “Agreement”) hereby confirm and amend the Registration Rights Agreement between them entered into to September 21, 2021 (“Registration Rights Agreement”). Kronos and Dutchess may be referred to as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Kronos and Dutchess entered into a Registration Rights Agreement on September 21, 2021 (attached hereto and incorporated herein by reference).

WHEREAS, Section 1(d) of the Registration Rights Agreement defined Registerable Securities to mean an aggregate of up to 93,900,000 Drawdown Notice Shares, and (b) any shares of common stock issued to the Investor as a result of any stock split, stock dividend, recapitalization, exchange, or similar event or otherwise with respect thereto.

WHEREAS, Section 2 of the Registration Rights Agreement provided Kronos with forty-five days to file a registration statement covering registerable securities with the Securities and Exchange Commission. Section 2 also required Kronos to use its reasonable best efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date. Section 2 also refers to Dutchess’ rights under Rule 144 to sell shares.

WHEREAS, Kronos filed a Form S-1 registration statement on January 14, 2022 and disclosed that it had a total of sixty days to file the registration statement covering a total of 80,526,056 Registerable Securities.

WHEREAS, the Parties agreed that questions concerning the construction, validity, enforcement, and interpretation of Registration Rights Agreement shall be governed by the internal laws of the State of Delaware.

WHEREAS, in order to clarify and correct the noted portions of the Registration Rights Agreement, the Parties met and conferred.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties acknowledge that all of the representations set forth in the Recitals clauses of this Agreement are incorporated herein by reference and made a material part of this Amendment with the same force and effect as if more fully set forth here at. The Parties agree to waive any rule of contract construction or legal presumption that would prohibit any court of competent jurisdiction or arbitrator from construing or enforcing this Agreement based upon the contents of the Recitals above.

2. Pursuant to Wimbledon Fund LP-Absolute Return Fund Series v. SV Special Situations Fund LP, 2010 WL 2368637, at *4 (Del. Ch. June 14, 2010), the Parties mutually voluntarily, intentionally and unequivocally relinquish, with knowledge of all material facts, any and all rights associated with any restrictions on the Parties ability to amend the Registration Rights Agreement, and consistent with James J. Gory Mechanical Contracting Inc v. BPG Residential Partners V LLC, et al., Del. Ch., C.A. No. 6999-VCG (Dec. 30, 2011), hereby amend the Registration Rights Agreement as follows:

Section 1(d), which defines “Registerable Securities to mean an aggregate of up to 93,900,000 Drawdown Notice Shares” is deleted and replaced with Registerable Securities to mean an aggregate of up to 80,526,056 Drawdown Notice Shares.”

Section 2(a), which states: “The Company shall, within forty-five (45) Business Days from the date hereof, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities…” be deleted and be replaced with “The Company shall use its best efforts from the date hereof, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities…”

Section 2(a), which states: “The Company shall use reasonable best efforts to keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii) the date on which the Investor shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement (the “Registration Period”)” be deleted and replaced with “The Company shall use reasonable best efforts to keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until ~~the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities and (ii)~~ the date on which the Investor shall have sold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement (the “Registration Period”).

The undersigned confirm that the remainder of the Registration Rights Agreement remains in full force and effect.

Dated:

KRONOS ADVANCED TECHNOLOGIES, INC.

By: /s/ Michael Rubinov

Michael Rubinov, CEO

DUTCHESS CAPITAL GROWTH FUND, LP

By: /s/ Michael Novielli

Michael Novielli

Managing Member